Exhibit 99.1

FOR IMMEDIATE RELEASE
Group 1 Automotive Reports Fourth Quarter and Full Year 2023 Financial Results
•Full year revenues reach all-time high of $17.9 billion; a 10.2% increase over the comparable prior year period
•Current quarter new vehicle units sold increased 14.8% over the comparable prior year period
•Current quarter diluted earnings per common share from continuing operations of $7.87 and current quarter adjusted diluted earnings per common share from continuing operations (a non-GAAP measure) of $9.50
HOUSTON, January 31, 2024 — Group 1 Automotive, Inc. (NYSE: GPI) (“Group 1” or the “Company”), an international, Fortune 300 automotive retailer with 199 dealerships located in the U.S. and U.K., today reported financial results for the fourth quarter of 2023 (“current quarter”) and full year 2023 (“current year”).
Current quarter net income from continuing operations was $108.8 million. Current quarter adjusted net income from continuing operations (a non-GAAP measure) was $131.2 million. Current quarter diluted earnings per common share from continuing operations was $7.87. Current quarter adjusted diluted earnings per common share from continuing operations (a non-GAAP measure) was $9.50. Current quarter new vehicle revenues were a record of $2.3 billion and parts and service continued to produce year-over-year growth.
Current year total revenues of $17.9 billion were the highest in Company history, with growth across all lines of business. Current year total gross profit exceeded $3.0 billion, an all-time record driven by gross profit of $1.2 billion by our parts and service business. In addition, the Company delivered record new and used vehicle units sold for the current year. The U.K. delivered record current year revenues of $3.1 billion, driven by all lines of service and record gross profit, driven by new vehicles and parts and service.
“Our U.S. team produced another strong quarter and full year results. We continue to execute well in this evolving U.S. market. We experienced challenges in our U.K. operations during the current quarter with used vehicles and recognize we have some work ahead of us to bring our costs back in-line with recent trends,” said Daryl Kenningham, Group 1’s President and Chief Executive Officer. “We are focused on reducing costs in the U.K. in the first quarter of 2024, with an expectation of reducing our U.K. headcount by approximately 10%.”
Reconciliations for financial results, non-GAAP metrics, and diluted earnings per common share between continuing and discontinued operations are included in the accompanying financial tables.
Current Quarter Results Overview
Total revenues for the current quarter were $4.5 billion, a 10.1% increase compared to $4.1 billion for the fourth quarter of 2022 (“prior year quarter”).
Net income from continuing operations for the current quarter was $108.8 million, a 30.6% decrease compared to $156.7 million for the prior year quarter. Current quarter adjusted net income from continuing operations (a non-GAAP measure) was $131.2 million, a 17.2% decrease compared to $158.4 million for the prior year quarter.
Current quarter diluted earnings per common share from continuing operations was $7.87, a 26.8% decrease compared to $10.75 for the prior year quarter. Current quarter adjusted diluted earnings per common share from continuing operations (a non-GAAP measure) was $9.50, a 12.6% decrease compared to $10.86 for the prior year quarter.

New vehicle units sold increased 14.8%. However, declining new vehicle margins, increased SG&A as a percentage of gross profit and higher interest expense pressured net income and earnings per common share versus the prior year quarter. Specifically, SG&A as a percentage of gross profit increased 7.5% in the U.K., driven by higher SG&A expenses and lower margins on new and used vehicles. During the current quarter, our U.K. operations began a rebalancing of our used vehicle inventory in response to market changes, which generated losses on used vehicle wholesale sales in the current quarter, which are expected to continue into the quarterly period ended March 31, 2024. Despite the current quarter challenges, our U.K. team, delivered record current year revenues, driven by all lines of service and record gross profit, driven by new vehicles and parts and service.

Fourth Quarter 2023 Key Performance Metrics (year-over-year comparable period basis)	Consolidated		Same Store (a non-GAAP measure)
Reported:	4Q23	Change	4Q23	Change
Total revenues	$4.5B	+10.1%	$4.2B	+6.2%
Total gross profit (“GP”)	$730.6M	+1.6%	$690.0M	(1.5)%
NV units sold	45,827	+14.8%	43,087	+10.6%
NV GP per retail unit (“PRU”)	$4,025	(22.5)%	$3,986	(23.3)%
Used vehicle (“UV”) retail units sold	44,656	+2.5%	42,534	+0.4%
UV retail GP PRU	$1,434	+3.5%	$1,413	+1.2%
Parts & service (“P&S”) GP	$299.3M	+6.5%	$287.0M	+5.6%
P&S Gross Margin (“GM”)	54.9%	+0.7%	54.6%	0.3%
Finance and Insurance (“F&I”) revenues	$187.1M	+8.4%	$175.6M	+4.1%
F&I GP PRU	$2,068	0.0%	$2,051	(1.1)%
Selling, General and Administrative (“SG&A”) expenses as a % of GP	66.7%	+364 bps	67.4%	+454 bps
Adjusted SG&A expenses (a non-GAAP measure) as a % of GP	66.5%	+353 bps	66.8%	+404 bps
Full Year 2023 Results Overview
Current year total revenues were a record $17.9 billion, a 10.2% increase compared to $16.2 billion for the full year 2022 (“prior year”).
Current year net income from continuing operations was $602.0 million, a 20.2% decrease compared to $754.2 million for the prior year. Current year adjusted net income from continuing operations (a non-GAAP measure) was $623.3 million, a 14.5% decrease compared to $728.7 million for the prior year.
Current year diluted earnings per common share from continuing operations was $42.75, a 9.6% decrease compared to $47.31 for the prior year. Current year adjusted diluted earnings per common share from continuing operations (a non-GAAP measure) was $44.27, a 3.2% decrease compared to $45.71 for the prior year. Current year and prior year adjusted diluted earnings per common share from continuing operations exclude adjusted diluted (loss) earnings per common share from discontinued operations of $(0.03) and $0.14, respectively.

As a result of lower new and used vehicle margins, increased SG&A expenses, and higher interest costs, net income and earnings per common share were adversely impacted versus the prior year.

Full Year 2023 Key Performance Metrics (year-over-year comparable period basis)	Consolidated		Same Store (a non-GAAP measure)
Reported:	FY23	Change	FY23	Change
Total revenues	$17.9B	+10.2%	$16.8B	+6.1%
Total GP	$3.0B	+1.9%	$2.9B	(1.2)%
NV units sold	175,566	+13.5%	165,659	10.0%
NV GP PRU	$4,369	(18.1)%	$4,312	(19.4)%
UV retail units sold	187,656	+1.6%	178,782	(0.8)%
UV retail GP PRU	$1,604	(5.6)%	$1,596	(6.5)%
P&S GP	$1.2B	+10.0%	$1,159.8M	+8.1%
P&S GM	54.6%	(0.3)%	54.5%	(0.4)%
F&I revenues	$741.9M	+2.7%	$700.4M	(0.7)%
F&I GP PRU	$2,043	(4.0)%	$2,033	(4.6)%
SG&A expenses as a % of GP	63.8%	+365 bps	64.6%	+336 bps
Adjusted SG&A expenses (a non-GAAP measure) as a % of GP	64.2%	+283 bps	64.2%	+310 bps
Corporate Development
A major contributor to our success and a driver of incremental value creation for our shareholders is the speed and efficiency at which we have been able to integrate new acquisitions into our existing operations. In the current year, the Company successfully acquired and integrated dealership operations with total expected annual revenues of approximately $1.1 billion, including the resolution in the current quarter of the previously pending acquisition of a Subaru dealership in New Hampshire. This acquisition is expected to generate $65.0 million of annual revenues.
In the current quarter, the Company disposed of a Land Rover and Volvo dealership in Louisiana. These dealerships generated approximately $45.0 million in annual revenues.
Share Repurchases
During the current quarter, the Company repurchased 160,968 shares at an average price per common share of $262.25, for a total of $42.2 million, excluding excise taxes of $0.4 million. During the current year, the Company repurchased 729,582 shares, representing approximately 5.1% of the Company’s outstanding common shares at January 1 of the current year, at an average price per common share of $236.78, for a total of $172.8 million, excluding excise taxes of $1.5 million. During the period January 1, 2022 to December 31, 2023, the Company repurchased 3,750,605 shares, at an average price per common share of $185.04, for a total of $694.0 million, representing approximately 21.8% of the common shares outstanding at the commencement of the period.
As of December 31, 2023, the Company had an aggregate 13.7 million outstanding common shares and unvested restricted stock awards. The Company currently has $143.3 million remaining on its Board authorized common share repurchase program.
Future repurchases may be made from time to time, based on market conditions, legal requirements, and other corporate considerations, in the open market or in privately negotiated transactions, and subject to Board approval and covenant restrictions.

Fourth Quarter and Full Year 2023 Earnings Conference Call Details
Group 1’s senior management will host a conference call today at 10:00 a.m. ET to discuss the fourth quarter and full year 2023 financial results. The conference call will be simulcast live on the Internet at group1corp.com/events. A webcast replay will be available for 30 days. A copy of the Company’s presentation will also be made available at http://www.group1corp.com/company-presentations.
The conference call will also be available live by dialing in 10 minutes prior to the start of the call at:
Domestic: 1-888-317-6003
International: 1-412-317-6061
Passcode:     1057644
A telephonic replay will be available following the call through February 7, 2024, by dialing:
Domestic: 1-877-344-7529
International: 1-412-317-0088
Replay Code:    5094882
ABOUT GROUP 1 AUTOMOTIVE, INC.
Group 1 owns and operates 199 automotive dealerships, 267 franchises, and 41 collision centers in the United States and the United Kingdom that offer 35 brands of automobiles. Through its dealerships and omni-channel platform, the Company sells new and used cars and light trucks; arranges related vehicle financing; sells service contracts; provides automotive maintenance and repair services; and sells vehicle parts.
Group 1 discloses additional information about the Company, its business, and its results of operations at www.group1corp.com, www.group1auto.com, www.group1collision.com, www.acceleride.com, www.facebook.com/group1auto, and www.twitter.com/group1auto.
FORWARD-LOOKING STATEMENTS
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, which are statements related to future, not past, events and are based on our current expectations and assumptions regarding our business, the economy and other future conditions. In this context, the forward-looking statements often include statements regarding our strategic investments, goals, plans, projections and guidance regarding our financial position, results of operations and business strategy, including the annualized revenues of recently completed acquisitions or dispositions and other benefits of such currently anticipated or recently completed acquisitions or dispositions. These forward-looking statements often contain words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "should," "foresee," "may" or "will" and similar expressions. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties that may cause actual results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, (a) general economic and business conditions, (b) the level of manufacturer incentives, (c) the future regulatory environment, (d) our ability to obtain an inventory of desirable new and used vehicles, (e) our relationship with our automobile manufacturers and the willingness of manufacturers to approve future acquisitions, (f) our cost of financing and the availability of credit for consumers, (g) our ability to complete acquisitions and dispositions, on a timely basis, if at all and the risks associated therewith, (h) foreign exchange controls and currency fluctuations, (i) the armed conflicts in Ukraine and the Middle East, (j) the impacts of any potential global recession, (k) our ability to maintain sufficient liquidity to operate, and (l) our ability to successfully integrate recent and future acquisitions. For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

NON-GAAP FINANCIAL MEASURES, SAME STORE DATA, AND OTHER DATA
In addition to evaluating the financial condition and results of our operations in accordance with U.S. GAAP, from time to time our management evaluates and analyzes results and any impact on the Company of strategic decisions and actions relating to, among other things, cost reduction, growth, profitability improvement initiatives, and other events outside of normal, or "core," business and operations, by considering alternative financial measures not prepared in accordance with U.S. GAAP. In our evaluation of results from time to time, we exclude items that do not arise directly from core operations, such as non-cash asset impairment charges, out-of-period adjustments, legal matters, gains and losses on dealership franchise or real estate transactions, and catastrophic events, such as hailstorms, hurricanes, and snow storms. Because these non-core charges and gains materially affect the Company's financial condition or results in the specific period in which they are recognized, management also evaluates, and makes resource allocation and performance evaluation decisions based on, the related non-GAAP measures excluding such items. This includes evaluating measures such as adjusted selling, general and administrative expenses, adjusted net income, adjusted diluted earnings per share, and constant currency. These adjusted measures are not measures of financial performance under U.S. GAAP, but are instead considered non-GAAP financial performance measures. Non-GAAP measures do not have definitions under U.S. GAAP and may be defined differently by, and not be comparable to similarly titled measures used by, other companies. As a result, any non-GAAP financial measures considered and evaluated by management are reviewed in conjunction with a review of the most directly comparable measures calculated in accordance with U.S. GAAP. We caution investors not to place undue reliance on such non-GAAP measures, but also to consider them with the most directly comparable U.S. GAAP measures.
In addition to using such non-GAAP measures to evaluate results in a specific period, management believes that such measures may provide more complete and consistent comparisons of operational performance on a period-over-period historical basis and a better indication of expected future trends. Our management also uses these adjusted measures in conjunction with U.S. GAAP financial measures to assess our business, including communication with our Board of Directors, investors, and industry analysts concerning financial performance. We disclose these non-GAAP measures, and the related reconciliations, because we believe investors use these metrics in evaluating longer-term period-over-period performance, and to allow investors to better understand and evaluate the information used by management to assess operating performance. The exclusion of certain expenses in the calculation of non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent. We anticipate excluding these expenses in the future presentation of our non-GAAP financial measures.
In addition, we evaluate our results of operations on both an as reported and a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. We believe providing constant currency information provides valuable supplemental information regarding our underlying business and results of operations, consistent with how we evaluate our performance. We calculate constant currency percentages by converting our current period reported results for entities reporting in currencies other than U.S. dollars using comparative period exchange rates rather than the actual exchange rates in effect during the respective periods. The constant currency performance measures should not be considered a substitute for, or superior to, the measures of financial performance prepared in accordance with U.S. GAAP. The Same Store amounts presented include the results of dealerships for the identical months in each period presented in comparison, commencing with the first full month in which the dealership was owned by us and, in the case of dispositions, ending with the last full month it was owned by us. Same Store results also include the activities of our corporate headquarters.
Certain amounts in the financial statements may not compute due to rounding. All computations have been calculated using unrounded amounts for all periods presented.

Investor contacts:
Terry Bratton
Manager, Investor Relations
Group 1 Automotive, Inc.
ir@group1auto.com
Media contacts:
Pete DeLongchamps
Senior Vice President, Manufacturer Relations, Financial Services and Public Affairs
Group 1 Automotive, Inc.
pdelongchamps@group1auto.com
or
Clint Woods
Pierpont Communications, Inc.
713-627-2223 | cwoods@piercom.com

Group 1 Automotive, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In millions, except per share data)

	Three Months Ended December 31,
	2023	2022	Increase/(Decrease)	% Change
REVENUES:
New vehicle retail sales	$2,311.2	$1,972.8	$338.4	17.2%
Used vehicle retail sales	1,334.5	1,319.4	15.1	1.1%
Used vehicle wholesale sales	102.3	85.7	16.6	19.3%
Parts and service sales	545.0	518.4	26.5	5.1%
Finance, insurance and other, net	187.1	172.7	14.5	8.4%
Total revenues	4,480.0	4,069.0	411.1	10.1%
COST OF SALES:
New vehicle retail sales	2,126.7	1,765.4	361.3	20.5%
Used vehicle retail sales	1,270.4	1,259.0	11.4	0.9%
Used vehicle wholesale sales	106.6	87.8	18.8	21.4%
Parts and service sales	245.7	237.3	8.4	3.5%
Total cost of sales	3,749.4	3,349.5	399.9	11.9%
GROSS PROFIT	730.6	719.4	11.2	1.6%
Selling, general and administrative expenses	487.4	453.8	33.7	7.4%
Depreciation and amortization expense	23.4	22.4	0.9	4.2%
Asset impairments	25.1	1.3	23.8	1,801.5%
INCOME FROM OPERATIONS	194.7	241.9	(47.2)	(19.5)%
Floorplan interest expense	19.4	9.6	9.7	101.4%
Other interest expense, net	27.7	22.0	5.7	25.8%
Other expense	2.2	4.6	(2.4)	(52.2)%
INCOME BEFORE INCOME TAXES	145.4	205.7	(60.2)	(29.3)%
Provision for income taxes	36.6	48.9	(12.3)	(25.1)%
Net income from continuing operations	108.8	156.7	(47.9)	(30.6)%
Net (loss) income from discontinued operations	—	0.2	(0.3)	(122.3)%
NET INCOME	$108.8	$157.0	$(48.2)	(30.7)%
Less: Earnings allocated to participating securities	2.6	4.6	(2.0)	(43.5)%
Net income available to diluted common shares	$106.2	$152.4	$(46.2)	(30.3)%
Diluted earnings per share from continuing operations	$7.87	$10.75	$(2.88)	(26.8)%
Diluted (loss) earnings per share from discontinued operations	$—	$0.01	$(0.02)	(123.5)%
DILUTED EARNINGS PER SHARE	$7.87	$10.76	$(2.89)	(26.9)%
Weighted average dilutive common shares outstanding	13.5	14.2	(0.7)	(4.7)%
Weighted average participating securities	0.3	0.4	(0.1)	(22.6)%
Total weighted average shares	13.8	14.6	(0.8)	(5.2)%
Effective tax rate on continuing operations	25.2%	23.8%	1.4%

Group 1 Automotive, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In millions, except per share data)

	Years Ended December 31,
	2023	2022	Increase/(Decrease)	% Change
REVENUES:
New vehicle retail sales	$8,774.6	$7,452.5	$1,322.0	17.7%
Used vehicle retail sales	5,693.5	5,673.3	20.2	0.4%
Used vehicle wholesale sales	441.4	364.6	76.9	21.1%
Parts and service sales	2,222.3	2,009.5	212.7	10.6%
Finance, insurance and other, net	741.9	722.2	19.7	2.7%
Total revenues	17,873.7	16,222.1	1,651.6	10.2%
COST OF SALES:
New vehicle retail sales	8,007.6	6,627.0	1,380.6	20.8%
Used vehicle retail sales	5,392.6	5,359.6	33.0	0.6%
Used vehicle wholesale sales	445.2	364.6	80.7	22.1%
Parts and service sales	1,008.0	905.8	102.2	11.3%
Total cost of sales	14,853.4	13,256.9	1,596.5	12.0%
GROSS PROFIT	3,020.3	2,965.2	55.1	1.9%
Selling, general and administrative expenses	1,926.8	1,783.3	143.4	8.0%
Depreciation and amortization expense	92.0	88.4	3.7	4.1%
Asset impairments	32.9	2.1	30.7	1,440.6%
INCOME FROM OPERATIONS	968.6	1,091.4	(122.7)	(11.2)%
Floorplan interest expense	64.1	27.3	36.8	134.9%
Other interest expense, net	99.8	77.5	22.3	28.7%
Other expense (income), net	4.5	1.2	3.3	273.4%
INCOME BEFORE INCOME TAXES	800.2	985.3	(185.1)	(18.8)%
Provision for income taxes	198.2	231.1	(32.9)	(14.2)%
Net income from continuing operations	602.0	754.2	(152.3)	(20.2)%
Net loss from discontinued operations	(0.4)	(2.7)	2.3	(86.6)%
NET INCOME	$601.6	$751.5	$(149.9)	(19.9)%
Less: Earnings allocated to participating securities	14.8	21.2	(6.4)	(30.4)%
Net income available to diluted common shares	$586.9	$730.3	$(143.5)	(19.6)%
Diluted earnings per share from continuing operations	$42.75	$47.31	$(4.55)	(9.6)%
Diluted loss per share from discontinued operations	$(0.03)	$(0.17)	$0.14	(84.8)%
DILUTED EARNINGS PER SHARE	$42.73	$47.14	$(4.41)	(9.4)%
Weighted average dilutive common shares outstanding	13.7	15.5	(1.8)	(11.4)%
Weighted average participating securities	0.3	0.5	(0.1)	(23.2)%
Total weighted average shares	14.1	15.9	(1.9)	(11.7)%
Effective tax rate on continuing operations	24.8%	23.5%	1.3%

Group 1 Automotive, Inc.
Additional Information — Consolidated
(Unaudited)

	December 31, 2023	December 31, 2022	Increase/(Decrease)	% Change
SELECTED BALANCE SHEET INFORMATION:
(In millions)
Cash and cash equivalents	$57.2	$47.9	$9.4	19.5%
Inventories, net	$1,963.4	$1,356.6	$606.8	44.7%
Floorplan notes payable, net (1)	$1,565.4	$1,005.2	$560.3	55.7%
Total debt	$2,098.8	$2,082.5	$16.3	0.8%
Total equity	$2,674.4	$2,237.5	$436.9	19.5%
(1) Amounts are net of offset accounts of $275.2 and $153.6, respectively.

	Three Months Ended December 31,		Years Ended December 31,
	2023	2022	2023	2022
NEW VEHICLE UNIT SALES GEOGRAPHIC MIX:
United States	83.3%	80.3%	81.3%	80.8%
United Kingdom	16.7%	19.7%	18.7%	19.2%

NEW VEHICLE UNIT SALES BRAND MIX:
Toyota/Lexus	26.7%	24.5%	24.0%	24.4%
Volkswagen/Audi/Porsche/SEAT/SKODA	13.4%	15.2%	15.2%	15.6%
BMW/MINI	12.8%	14.7%	11.8%	13.3%
Chevrolet/GMC/Buick	9.3%	7.0%	9.0%	6.6%
Ford/Lincoln	6.9%	8.1%	7.5%	8.2%
Honda/Acura	7.3%	6.7%	7.5%	6.8%
Mercedes-Benz/Sprinter	6.0%	5.9%	6.2%	6.1%
Hyundai/Kia/Genesis	5.1%	4.6%	5.2%	4.8%
Chrysler/Dodge/Jeep/RAM	3.1%	3.8%	3.7%	4.8%
Nissan	2.9%	3.8%	3.6%	3.7%
Subaru	3.3%	2.6%	2.9%	2.6%
Jaguar/Land Rover	1.6%	1.6%	1.7%	1.6%
Mazda	1.3%	1.2%	1.2%	1.2%
Other	0.3%	0.3%	0.3%	0.3%
	100.0%	100.0%	100.0%	100.0%

	December 31, 2023	December 31, 2022
DAYS’ SUPPLY IN INVENTORY (1):
Consolidated
New vehicle inventory	37	24
Used vehicle inventory	35	34
U.S.
New vehicle inventory	36	21
Used vehicle inventory	29	28
U.K.
New vehicle inventory	48	36
Used vehicle inventory	58	63
(1) Days’ supply in inventory is calculated based on inventory unit levels and 30-day total unit sales volumes, both at the end of each reporting period.

Group 1 Automotive, Inc.
Reported Operating Data — Consolidated
(Unaudited)
(In millions, except unit data)

	Three Months Ended December 31,
	2023	2022	Increase/ (Decrease)	% Change	Currency Impact on Current Period Results	Constant Currency % Change
Revenues:
New vehicle retail sales	$2,311.2	$1,972.8	$338.4	17.2%	$17.7	16.3%
Used vehicle retail sales	1,334.5	1,319.4	15.1	1.1%	15.2	—%
Used vehicle wholesale sales	102.3	85.7	16.6	19.3%	1.6	17.5%
Total used	1,436.8	1,405.1	31.7	2.3%	16.8	1.1%
Parts and service sales	545.0	518.4	26.5	5.1%	3.9	4.4%
F&I, net	187.1	172.7	14.5	8.4%	0.9	7.9%
Total revenues	$4,480.0	$4,069.0	$411.1	10.1%	$39.2	9.1%
Gross profit:
New vehicle retail sales	$184.5	$207.4	$(22.9)	(11.1)%	$1.4	(11.7)%
Used vehicle retail sales	64.1	60.4	3.7	6.1%	0.6	5.1%
Used vehicle wholesale sales	(4.3)	(2.1)	(2.2)	(108.0)%	(0.1)	(102.7)%
Total used	59.8	58.3	1.5	2.5%	0.5	1.7%
Parts and service sales	299.3	281.1	18.2	6.5%	2.2	5.7%
F&I, net	187.1	172.7	14.5	8.4%	0.9	7.9%
Total gross profit	$730.6	$719.4	$11.2	1.6%	$4.8	0.9%
Gross margin:
New vehicle retail sales	8.0%	10.5%	(2.5)%
Used vehicle retail sales	4.8%	4.6%	0.2%
Used vehicle wholesale sales	(4.2)%	(2.4)%	(1.8)%
Total used	4.2%	4.1%	—%
Parts and service sales	54.9%	54.2%	0.7%
Total gross margin	16.3%	17.7%	(1.4)%
Units sold:
Retail new vehicles sold (1)	45,827	39,922	5,905	14.8%
Retail used vehicles sold	44,656	43,560	1,096	2.5%
Wholesale used vehicles sold	11,156	9,003	2,153	23.9%
Total used	55,812	52,563	3,249	6.2%
Average sales price per unit sold:
New vehicle retail (1)	$50,760	$49,416	$1,344	2.7%	$713	1.3%
Used vehicle retail	$29,884	$30,289	$(405)	(1.3)%	$340	(2.5)%
Gross profit per unit sold:
New vehicle retail sales	$4,025	$5,195	$(1,170)	(22.5)%	$30	(23.1)%
Used vehicle retail sales	$1,434	$1,386	$49	3.5%	$13	2.5%
Used vehicle wholesale sales	$(386)	$(230)	$(156)	(67.9)%	$(10)	(63.6)%
Total used	$1,071	$1,109	$(39)	(3.5)%	$9	(4.3)%
F&I PRU	$2,068	$2,068	$—	—%	$9	(0.5)%
Other:
SG&A expenses	$487.4	$453.8	$33.7	7.4%	$3.9	6.6%
Adjusted SG&A expenses (2)	$485.7	$452.9	$32.8	7.2%	$4.1	6.3%
SG&A as % gross profit	66.7%	63.1%	3.6%
Adjusted SG&A as % gross profit (2)	66.5%	62.9%	3.5%
Operating margin %	4.3%	5.9%	(1.6)%
Adjusted operating margin % (2)	5.0%	6.0%	(1.0)%
Pretax margin %	3.2%	5.1%	(1.8)%
Adjusted pretax margin % (2)	3.9%	5.1%	(1.3)%
Floorplan expense:
Floorplan interest expense	$19.4	$9.6	$9.7	101.4%	$0.1	99.8%
Less: Floorplan assistance (3)	19.3	13.9	5.5	39.3%	—	39.3%
Net floorplan expense	$—	$(4.3)	$4.3		$0.1
(1) Retail new vehicle units sold for 2023 include new vehicle agency units. The agency units and related revenues are excluded from the calculation of the average sales price per unit sold for new vehicles due to their net presentation within revenues. The agency units and related net revenues are included in the calculation of gross profit per unit sold.
(2) See the section in this release titled “Reconciliation of Certain Non-GAAP Financial Measures” for the GAAP to non-GAAP reconciliation of these figures.
(3) Floorplan assistance is included within New vehicle retail Gross profit above and New vehicle retail Cost of sales in our Condensed Consolidated Statements of Operations.

Group 1 Automotive, Inc.
Reported Operating Data — Consolidated
(Unaudited)
(In millions, except unit data)

	Years Ended December 31,
	2023	2022	Increase/ (Decrease)	% Change	Currency Impact on Current Period Results	Constant Currency % Change
Revenues:
New vehicle retail sales	$8,774.6	$7,452.5	$1,322.0	17.7%	$13.9	17.6%
Used vehicle retail sales	5,693.5	5,673.3	20.2	0.4%	3.7	0.3%
Used vehicle wholesale sales	441.4	364.6	76.9	21.1%	0.1	21.1%
Total used	6,135.0	6,037.9	97.1	1.6%	3.8	1.5%
Parts and service sales	2,222.3	2,009.5	212.7	10.6%	2.5	10.5%
F&I, net	741.9	722.2	19.7	2.7%	0.4	2.7%
Total revenues	$17,873.7	$16,222.1	$1,651.6	10.2%	$20.4	10.1%
Gross profit:
New vehicle retail sales	$767.0	$825.6	$(58.6)	(7.1)%	$1.5	(7.3)%
Used vehicle retail sales	300.9	313.8	(12.8)	(4.1)%	0.1	(4.1)%
Used vehicle wholesale sales	(3.8)	—	(3.8)	NM	—	NM
Total used	297.2	313.8	(16.6)	(5.3)%	—	(5.3)%
Parts and service sales	1,214.2	1,103.7	110.5	10.0%	1.3	9.9%
F&I, net	741.9	722.2	19.7	2.7%	0.4	2.7%
Total gross profit	$3,020.3	$2,965.2	$55.1	1.9%	$3.1	1.8%
Gross margin:
New vehicle retail sales	8.7%	11.1%	(2.3)%
Used vehicle retail sales	5.3%	5.5%	(0.2)%
Used vehicle wholesale sales	(0.9)%	—%	(0.9)%
Total used	4.8%	5.2%	(0.4)%
Parts and service sales	54.6%	54.9%	(0.3)%
Total gross margin	16.9%	18.3%	(1.4)%
Units sold:
Retail new vehicles sold (1)	175,566	154,714	20,852	13.5%
Retail used vehicles sold	187,656	184,700	2,956	1.6%
Wholesale used vehicles sold	43,763	37,072	6,691	18.0%
Total used	231,419	221,772	9,647	4.3%
Average sales price per unit sold:
New vehicle retail (1)	$50,325	$48,170	$2,156	4.5%	$426	3.6%
Used vehicle retail	$30,340	$30,716	$(376)	(1.2)%	$20	(1.3)%
Gross profit per unit sold:
New vehicle retail sales	$4,369	$5,336	$(967)	(18.1)%	$9	(18.3)%
Used vehicle retail sales	$1,604	$1,699	$(95)	(5.6)%	$—	(5.6)%
Used vehicle wholesale sales	$(86)	$—	$(86)	NM	$(1)	NM
Total used	$1,284	$1,415	$(131)	(9.2)%	$—	(9.2)%
F&I PRU	$2,043	$2,128	$(85)	(4.0)%	$1	(4.1)%
Other:
SG&A expenses	$1,926.8	$1,783.3	$143.4	8.0%	$2.7	7.9%
Adjusted SG&A expenses (2)	$1,938.4	$1,819.2	$119.2	6.5%	$2.5	6.4%
SG&A as % gross profit	63.8%	60.1%	3.7%
Adjusted SG&A as % gross profit (2)	64.2%	61.4%	2.8%
Operating margin %	5.4%	6.7%	(1.3)%
Adjusted operating margin % (2)	5.5%	6.5%	(1.0)%
Pretax margin %	4.5%	6.1%	(1.6)%
Adjusted pretax margin % (2)	4.6%	5.9%	(1.3)%
Floorplan expense:
Floorplan interest expense	$64.1	$27.3	$36.8	134.9%	$0.1	134.5%
Less: Floorplan assistance (3)	71.2	56.0	15.2	27.2%	—	27.2%
Net floorplan expense	$(7.1)	$(28.7)	$21.6		$0.1
(1) Retail new vehicle units sold for 2023 include new vehicle agency units. The agency units and related revenues are excluded from the calculation of the average sales price per unit sold for new vehicles due to their net presentation within revenues. The agency units and related net revenues are included in the calculation of gross profit per unit sold.
(2) See the section in this release titled “Reconciliation of Certain Non-GAAP Financial Measures” for the GAAP to non-GAAP reconciliation of these figures.
(3) Floorplan assistance is included within New vehicle retail Gross profit above and New vehicle retail Cost of sales in our Condensed Consolidated Statements of Operations.
NM - not meaningful

Group 1 Automotive, Inc.
Reported Operating Data — U.S.
(Unaudited)
(In millions, except unit data)

	Three Months Ended December 31,
	2023	2022	Increase/(Decrease)	% Change
Revenues:
New vehicle retail sales	$1,989.3	$1,656.7	$332.6	20.1%
Used vehicle retail sales	1,065.2	1,083.9	(18.7)	(1.7)%
Used vehicle wholesale sales	72.2	61.1	11.1	18.1%
Total used	1,137.4	1,145.0	(7.6)	(0.7)%
Parts and service sales	473.9	453.6	20.3	4.5%
F&I, net	172.0	158.8	13.1	8.3%
Total revenues	$3,772.5	$3,414.2	$358.3	10.5%
Gross profit:
New vehicle retail sales	$156.4	$175.0	$(18.6)	(10.6)%
Used vehicle retail sales	53.3	47.3	5.9	12.5%
Used vehicle wholesale sales	(0.5)	(1.2)	0.8	62.0%
Total used	52.8	46.1	6.7	14.5%
Parts and service sales	259.0	245.9	13.1	5.3%
F&I, net	172.0	158.8	13.1	8.3%
Total gross profit	$640.2	$625.8	$14.3	2.3%
Gross margin:
New vehicle retail sales	7.9%	10.6%	(2.7)%
Used vehicle retail sales	5.0%	4.4%	0.6%
Used vehicle wholesale sales	(0.6)%	(2.0)%	1.4%
Total used	4.6%	4.0%	0.6%
Parts and service sales	54.7%	54.2%	0.5%
Total gross margin	17.0%	18.3%	(1.4)%
Units sold:
Retail new vehicles sold	38,152	32,064	6,088	19.0%
Retail used vehicles sold	35,195	34,997	198	0.6%
Wholesale used vehicles sold	8,160	6,563	1,597	24.3%
Total used	43,355	41,560	1,795	4.3%
Average sales price per unit sold:
New vehicle retail	$52,141	$51,670	$472	0.9%
Used vehicle retail	$30,266	$30,971	$(705)	(2.3)%
Gross profit per unit sold:
New vehicle retail sales	$4,099	$5,458	$(1,358)	(24.9)%
Used vehicle retail sales	$1,513	$1,353	$161	11.9%
Used vehicle wholesale sales	$(57)	$(188)	$130	69.5%
Total used	$1,218	$1,110	$108	9.7%
F&I PRU	$2,345	$2,369	$(24)	(1.0)%
Other:
SG&A expenses	$413.1	$383.8	$29.2	7.6%
Adjusted SG&A expenses (1)	$408.7	$383.0	$25.7	6.7%
SG&A as % gross profit	64.5%	61.3%	3.2%
Adjusted SG&A as % gross profit (1)	63.8%	61.2%	2.6%
(1) See the section in this release titled “Reconciliation of Certain Non-GAAP Financial Measures” for the GAAP to non-GAAP reconciliation of these figures.

Group 1 Automotive, Inc.
Reported Operating Data — U.S.
(Unaudited)
(In millions, except unit data)

	Years Ended December 31,
	2023	2022	Increase/(Decrease)	% Change
Revenues:
New vehicle retail sales	$7,433.6	$6,238.5	$1,195.0	19.2%
Used vehicle retail sales	4,458.7	4,531.5	(72.8)	(1.6)%
Used vehicle wholesale sales	314.4	238.8	75.6	31.7%
Total used	4,773.1	4,770.2	2.8	0.1%
Parts and service sales	1,933.3	1,761.4	171.9	9.8%
F&I, net	674.3	656.9	17.3	2.6%
Total revenues	$14,814.2	$13,427.1	$1,387.1	10.3%
Gross profit:
New vehicle retail sales	$646.1	$713.5	$(67.4)	(9.4)%
Used vehicle retail sales	240.8	250.3	(9.5)	(3.8)%
Used vehicle wholesale sales	2.6	2.6	—	(1.9)%
Total used	243.3	252.9	(9.6)	(3.8)%
Parts and service sales	1,046.4	959.0	87.5	9.1%
F&I, net	674.3	656.9	17.3	2.6%
Total gross profit	$2,610.1	$2,582.3	$27.8	1.1%
Gross margin:
New vehicle retail sales	8.7%	11.4%	(2.7)%
Used vehicle retail sales	5.4%	5.5%	(0.1)%
Used vehicle wholesale sales	0.8%	1.1%	(0.3)%
Total used	5.1%	5.3%	(0.2)%
Parts and service sales	54.1%	54.4%	(0.3)%
Total gross margin	17.6%	19.2%	(1.6)%
Units sold:
Retail new vehicles sold	142,809	124,934	17,875	14.3%
Retail used vehicles sold	145,617	145,632	(15)	—%
Wholesale used vehicles sold	31,456	25,076	6,380	25.4%
Total used	177,073	170,708	6,365	3.7%
Average sales price per unit sold:
New vehicle retail	$52,052	$49,934	$2,118	4.2%
Used vehicle retail	$30,619	$31,116	$(497)	(1.6)%
Gross profit per unit sold:
New vehicle retail sales	$4,524	$5,711	$(1,187)	(20.8)%
Used vehicle retail sales	$1,653	$1,719	$(65)	(3.8)%
Used vehicle wholesale sales	$81	$104	$(23)	(21.8)%
Total used	$1,374	$1,481	$(107)	(7.3)%
F&I PRU	$2,338	$2,428	$(90)	(3.7)%
Other:
SG&A expenses	$1,622.9	$1,516.9	$106.0	7.0%
Adjusted SG&A expenses (1)	$1,630.8	$1,551.3	$79.5	5.1%
SG&A as % gross profit	62.2%	58.7%	3.4%
Adjusted SG&A as % gross profit (1)	62.5%	60.1%	2.4%
(1) See the section in this release titled “Reconciliation of Certain Non-GAAP Financial Measures” for the GAAP to non-GAAP reconciliation of these figures.

Group 1 Automotive, Inc.
Reported Operating Data — U.K.
(Unaudited)
(In millions, except unit data)

	Three Months Ended December 31,
	2023	2022	Increase/ (Decrease)	% Change	Currency Impact on Current Period Results	Constant Currency % Change
Revenues:
New vehicle retail sales	$321.9	$316.0	$5.8	1.8%	$17.7	(3.8)%
Used vehicle retail sales	269.3	235.5	33.8	14.3%	15.2	7.9%
Used vehicle wholesale sales	30.1	24.6	5.5	22.5%	1.6	15.9%
Total used	299.4	260.1	39.3	15.1%	16.8	8.7%
Parts and service sales	71.1	64.8	6.3	9.7%	3.9	3.6%
F&I, net	15.2	13.8	1.3	9.7%	0.9	3.5%
Total revenues	$707.5	$654.8	$52.7	8.1%	$39.2	2.1%
Gross profit:
New vehicle retail sales	$28.1	$32.4	$(4.3)	(13.4)%	$1.4	(17.6)%
Used vehicle retail sales	10.8	13.0	(2.2)	(17.1)%	0.6	(21.7)%
Used vehicle wholesale sales	(3.8)	(0.8)	(3.0)	NM	(0.1)	NM
Total used	7.0	12.2	(5.2)	(42.9)%	0.5	(46.9)%
Parts and service sales	40.3	35.2	5.1	14.4%	2.2	8.0%
F&I, net	15.2	13.8	1.3	9.7%	0.9	3.5%
Total gross profit	$90.5	$93.6	$(3.2)	(3.4)%	$4.8	(8.5)%
Gross margin:
New vehicle retail sales	8.7%	10.2%	(1.5)%
Used vehicle retail sales	4.0%	5.5%	(1.5)%
Used vehicle wholesale sales	(12.7)%	(3.4)%	(9.3)%
Total used	2.3%	4.7%	(2.4)%
Parts and service sales	56.7%	54.3%	2.3%
Total gross margin	12.8%	14.3%	(1.5)%
Units sold:
Retail new vehicles sold (1)	7,675	7,858	(183)	(2.3)%
Retail used vehicles sold	9,461	8,563	898	10.5%
Wholesale used vehicles sold	2,996	2,440	556	22.8%
Total used	12,457	11,003	1,454	13.2%
Average sales price per unit sold:
New vehicle retail (1)	$43,599	$40,220	$3,380	8.4%	$2,395	2.4%
Used vehicle retail	$28,461	$27,501	$960	3.5%	$1,603	(2.3)%
Gross profit per unit sold:
New vehicle retail sales	$3,656	$4,122	$(466)	(11.3)%	$179	(15.6)%
Used vehicle retail sales	$1,141	$1,521	$(380)	(25.0)%	$64	(29.2)%
Used vehicle wholesale sales	$(1,281)	$(343)	$(937)	NM	$(37)	NM
Total used	$559	$1,108	$(549)	(49.6)%	$40	(53.1)%
F&I PRU	$885	$841	$43	5.2%	$50	(0.8)%
Other:
SG&A expenses	$74.3	$69.9	$4.4	6.3%	$3.9	0.7%
Adjusted SG&A expenses (2)	$77.0	$69.9	$7.1	10.1%	$4.1	4.3%
SG&A as % gross profit	82.2%	74.7%	7.5%
Adjusted SG&A as % gross profit (2)	85.1%	74.7%	10.4%
(1) Retail new vehicle units sold for 2023 include new vehicle agency units. The agency units and related revenues are excluded from the calculation of the average sales price per unit sold for new vehicles due to their net presentation within revenues. The agency units and related net revenues are included in the calculation of gross profit per unit sold.
(2) See the section in this release titled “Reconciliation of Certain Non-GAAP Financial Measures” for the GAAP to non-GAAP reconciliation of these figures.
NM — Not Meaningful

Group 1 Automotive, Inc.
Reported Operating Data — U.K.
(Unaudited)
(In millions, except unit data)

	Years Ended December 31,
	2023	2022	Increase/ (Decrease)	% Change	Currency Impact on Current Period Results	Constant Currency % Change
Revenues:
New vehicle retail sales	$1,341.0	$1,214.0	$127.0	10.5%	$13.9	9.3%
Used vehicle retail sales	1,234.8	1,141.8	93.0	8.1%	3.7	7.8%
Used vehicle wholesale sales	127.1	125.8	1.3	1.0%	0.1	0.9%
Total used	1,361.9	1,267.6	94.3	7.4%	3.8	7.1%
Parts and service sales	289.0	248.2	40.8	16.4%	2.5	15.4%
F&I, net	67.6	65.2	2.4	3.7%	0.4	3.1%
Total revenues	$3,059.5	$2,795.1	$264.4	9.5%	$20.4	8.7%
Gross profit:
New vehicle retail sales	$120.8	$112.0	$8.8	7.9%	$1.5	6.5%
Used vehicle retail sales	60.2	63.5	(3.3)	(5.1)%	0.1	(5.2)%
Used vehicle wholesale sales	(6.3)	(2.6)	(3.7)	(142.5)%	—	(141.2)%
Total used	53.9	60.9	(7.0)	(11.5)%	—	(11.5)%
Parts and service sales	167.8	144.7	23.1	15.9%	1.3	15.1%
F&I, net	67.6	65.2	2.4	3.7%	0.4	3.1%
Total gross profit	$410.1	$382.9	$27.3	7.1%	$3.1	6.3%
Gross margin:
New vehicle retail sales	9.0%	9.2%	(0.2)%
Used vehicle retail sales	4.9%	5.6%	(0.7)%
Used vehicle wholesale sales	(5.0)%	(2.1)%	(2.9)%
Total used	4.0%	4.8%	(0.8)%
Parts and service sales	58.1%	58.3%	(0.2)%
Total gross margin	13.4%	13.7%	(0.3)%
Units sold:
Retail new vehicles sold (1)	32,757	29,780	2,977	10.0%
Retail used vehicles sold	42,039	39,068	2,971	7.6%
Wholesale used vehicles sold	12,307	11,996	311	2.6%
Total used	54,346	51,064	3,282	6.4%
Average sales price per unit sold:
New vehicle retail (1)	$42,488	$40,766	$1,722	4.2%	$439	3.1%
Used vehicle retail	$29,373	$29,227	$147	0.5%	$88	0.2%
Gross profit per unit sold:
New vehicle retail sales	$3,689	$3,762	$(73)	(1.9)%	$47	(3.2)%
Used vehicle retail sales	$1,432	$1,624	$(193)	(11.9)%	$1	(11.9)%
Used vehicle wholesale sales	$(514)	$(217)	$(297)	(136.4)%	$(3)	(135.1)%
Total used	$991	$1,192	$(201)	(16.8)%	$—	(16.9)%
F&I PRU	$904	$948	$(44)	(4.6)%	$5	(5.1)%
Other:
SG&A expenses	$303.9	$266.5	$37.4	14.0%	$2.7	13.0%
Adjusted SG&A expenses (2)	$307.5	$267.9	$39.7	14.8%	$2.5	13.9%
SG&A as % gross profit	74.1%	69.6%	4.5%
Adjusted SG&A as % gross profit (2)	75.0%	70.0%	5.0%
(1) Retail new vehicle units sold for 2023 include new vehicle agency units. The agency units and related revenues are excluded from the calculation of the average sales price per unit sold for new vehicles due to their net presentation within revenues. The agency units and related net revenues are included in the calculation of gross profit per unit sold.
(2) See the section in this release titled “Reconciliation of Certain Non-GAAP Financial Measures” for the GAAP to non-GAAP reconciliation of these figures.

Group 1 Automotive, Inc.
Same Store Operating Data — Consolidated
(Unaudited)
(In millions, except unit data)

	Three Months Ended December 31,
	2023	2022	Increase/ (Decrease)	% Change	Currency Impact on Current Period Results	Constant Currency % Change
Revenues:
New vehicle retail sales	$2,148.6	$1,924.2	$224.5	11.7%	$17.7	10.7%
Used vehicle retail sales	1,261.1	1,286.6	(25.5)	(2.0)%	15.2	(3.2)%
Used vehicle wholesale sales	96.2	83.1	13.1	15.8%	1.6	13.9%
Total used	1,357.3	1,369.6	(12.3)	(0.9)%	16.8	(2.1)%
Parts and service sales	525.5	500.8	24.7	4.9%	3.8	4.2%
F&I, net	175.6	168.6	7.0	4.1%	0.9	3.6%
Total revenues	$4,207.0	$3,963.1	$243.8	6.2%	$39.1	5.2%
Gross profit:
New vehicle retail sales	$171.8	$202.6	$(30.9)	(15.2)%	$1.4	(15.9)%
Used vehicle retail sales	60.1	59.2	0.9	1.6%	0.6	0.6%
Used vehicle wholesale sales	(4.5)	(2.0)	(2.5)	(127.5)%	(0.1)	(121.9)%
Total used	55.6	57.2	(1.6)	(2.7)%	0.5	(3.6)%
Parts and service sales	287.0	271.9	15.1	5.6%	2.2	4.8%
F&I, net	175.6	168.6	7.0	4.1%	0.9	3.6%
Total gross profit	$690.0	$700.3	$(10.3)	(1.5)%	$4.8	(2.2)%
Gross margin:
New vehicle retail sales	8.0%	10.5%	(2.5)%
Used vehicle retail sales	4.8%	4.6%	0.2%
Used vehicle wholesale sales	(4.6)%	(2.4)%	(2.3)%
Total used	4.1%	4.2%	(0.1)%
Parts and service sales	54.6%	54.3%	0.3%
Total gross margin	16.4%	17.7%	(1.3)%
Units sold:
Retail new vehicles sold (1)	43,087	38,975	4,112	10.6%
Retail used vehicles sold	42,534	42,367	167	0.4%
Wholesale used vehicles sold	10,595	8,724	1,871	21.4%
Total used	53,129	51,091	2,038	4.0%
Average sales price per unit sold:
New vehicle retail (1)	$50,211	$49,369	$842	1.7%	$755	0.2%
Used vehicle retail	$29,648	$30,367	$(718)	(2.4)%	$356	(3.5)%
Gross profit per unit sold:
New vehicle retail sales	$3,986	$5,199	$(1,212)	(23.3)%	$32	(23.9)%
Used vehicle retail sales	$1,413	$1,396	$17	1.2%	$14	0.2%
Used vehicle wholesale sales	$(421)	$(225)	$(196)	(87.4)%	$(10)	(82.7)%
Total used	$1,047	$1,119	$(72)	(6.5)%	$9	(7.3)%
F&I PRU	$2,051	$2,073	$(22)	(1.1)%	$10	(1.6)%
Other:
SG&A expenses	$465.0	$440.2	$24.9	5.6%	$4.0	4.7%
Adjusted SG&A expenses (2)	$460.7	$439.3	$21.4	4.9%	$4.0	4.0%
SG&A as % gross profit	67.4%	62.9%	4.5%
Adjusted SG&A as % gross profit (2)	66.8%	62.7%	4.0%
Operating margin %	4.2%	6.0%	(1.8)%
Adjusted operating margin % (2)	4.9%	6.0%	(1.1)%
(1) Retail new vehicle units sold for 2023 include new vehicle agency units. The agency units and related revenues are excluded from the calculation of the average sales price per unit sold for new vehicles due to their net presentation within revenues. The agency units and related net revenues are included in the calculation of gross profit per unit sold.
(2) See the section in this release titled “Reconciliation of Certain Non-GAAP Financial Measures” for the GAAP to non-GAAP reconciliation of these figures.

Group 1 Automotive, Inc.
Same Store Operating Data — Consolidated
(Unaudited)
(In millions, except unit data)

	Years Ended December 31,
	2023	2022	Increase/ (Decrease)	% Change	Currency Impact on Current Period Results	Constant Currency % Change
Revenues:
New vehicle retail sales	$8,191.2	$7,277.5	$913.7	12.6%	$13.7	12.4%
Used vehicle retail sales	5,378.4	5,553.7	(175.3)	(3.2)%	3.7	(3.2)%
Used vehicle wholesale sales	411.9	355.5	56.5	15.9%	0.1	15.9%
Total used	5,790.3	5,909.1	(118.8)	(2.0)%	3.8	(2.1)%
Parts and service sales	2,128.9	1,952.6	176.3	9.0%	2.4	8.9%
F&I, net	700.4	705.4	(5.1)	(0.7)%	0.4	(0.8)%
Total revenues	$16,810.8	$15,844.6	$966.2	6.1%	$20.1	6.0%
Gross profit:
New vehicle retail sales	$714.3	$806.1	$(91.7)	(11.4)%	$1.5	(11.6)%
Used vehicle retail sales	285.4	307.6	(22.2)	(7.2)%	0.1	(7.2)%
Used vehicle wholesale sales	(3.7)	0.2	(4.0)	NM	—	NM
Total used	281.7	307.8	(26.2)	(8.5)%	—	(8.5)%
Parts and service sales	1,159.8	1,072.4	87.4	8.1%	1.2	8.0%
F&I, net	700.4	705.4	(5.1)	(0.7)%	0.4	(0.8)%
Total gross profit	$2,856.2	$2,891.7	$(35.5)	(1.2)%	$3.0	(1.3)%
Gross margin:
New vehicle retail sales	8.7%	11.1%	(2.4)%
Used vehicle retail sales	5.3%	5.5%	(0.2)%
Used vehicle wholesale sales	(0.9)%	0.1%	(1.0)%
Total used	4.9%	5.2%	(0.3)%
Parts and service sales	54.5%	54.9%	(0.4)%
Total gross margin	17.0%	18.3%	(1.3)%
Units sold:
Retail new vehicles sold (1)	165,659	150,652	15,007	10.0%
Retail used vehicles sold	178,782	180,164	(1,382)	(0.8)%
Wholesale used vehicles sold	41,458	35,934	5,524	15.4%
Total used	220,240	216,098	4,142	1.9%
Average sales price per unit sold:
New vehicle retail (1)	$49,810	$48,307	$1,503	3.1%	$446	2.2%
Used vehicle retail	$30,083	$30,826	$(742)	(2.4)%	$21	(2.5)%
Gross profit per unit sold:
New vehicle retail sales	$4,312	$5,350	$(1,038)	(19.4)%	$9	(19.6)%
Used vehicle retail sales	$1,596	$1,707	$(111)	(6.5)%	$—	(6.5)%
Used vehicle wholesale sales	$(89)	$7	$(96)	NM	$(1)	NM
Total used	$1,279	$1,424	$(146)	(10.2)%	$—	(10.2)%
F&I PRU	$2,033	$2,132	$(99)	(4.6)%	$1	(4.7)%
Other:
SG&A expenses	$1,845.4	$1,771.1	$74.3	4.2%	$2.5	4.1%
Adjusted SG&A expenses (2)	$1,834.9	$1,768.2	$66.8	3.8%	$2.4	3.6%
SG&A as % gross profit	64.6%	61.2%	3.4%
Adjusted SG&A as % gross profit (2)	64.2%	61.1%	3.1%
Operating margin %	5.3%	6.5%	(1.2)%
Adjusted operating margin % (2)	5.6%	6.6%	(1.0)%
(1) Retail new vehicle units sold for 2023 include new vehicle agency units. The agency units and related revenues are excluded from the calculation of the average sales price per unit sold for new vehicles due to their net presentation within revenues. The agency units and related net revenues are included in the calculation of gross profit per unit sold.
(2) See the section in this release titled “Reconciliation of Certain Non-GAAP Financial Measures” for the GAAP to non-GAAP reconciliation of these figures.
NM - not meaningful

Group 1 Automotive, Inc.
Same Store Operating Data — U.S.
(Unaudited)
(In millions, except unit data)

	Three Months Ended December 31,
	2023	2022	Increase/(Decrease)	% Change
Revenues:
New vehicle retail sales	$1,826.8	$1,608.1	$218.7	13.6%
Used vehicle retail sales	991.8	1,051.1	(59.3)	(5.6)%
Used vehicle wholesale sales	66.1	58.5	7.6	13.0%
Total used	1,057.9	1,109.5	(51.6)	(4.7)%
Parts and service sales	456.9	438.5	18.5	4.2%
F&I, net	160.4	154.8	5.6	3.6%
Total revenues	$3,502.0	$3,310.9	$191.1	5.8%
Gross profit:
New vehicle retail sales	$143.7	$170.2	$(26.5)	(15.6)%
Used vehicle retail sales	49.3	46.1	3.2	6.9%
Used vehicle wholesale sales	(0.6)	(1.1)	0.5	44.4%
Total used	48.7	45.0	3.7	8.2%
Parts and service sales	247.9	237.8	10.1	4.3%
F&I, net	160.4	154.8	5.6	3.6%
Total gross profit	$600.7	$607.8	$(7.1)	(1.2)%
Gross margin:
New vehicle retail sales	7.9%	10.6%	(2.7)%
Used vehicle retail sales	5.0%	4.4%	0.6%
Used vehicle wholesale sales	(0.9)%	(1.9)%	1.0%
Total used	4.6%	4.1%	0.5%
Parts and service sales	54.3%	54.2%	—%
Total gross margin	17.2%	18.4%	(1.2)%
Units sold:
Retail new vehicles sold	35,412	31,117	4,295	13.8%
Retail used vehicles sold	33,073	33,804	(731)	(2.2)%
Wholesale used vehicles sold	7,599	6,284	1,315	20.9%
Total used	40,672	40,088	584	1.5%
Average sales price per unit sold:
New vehicle retail	$51,586	$51,679	$(93)	(0.2)%
Used vehicle retail	$29,988	$31,093	$(1,105)	(3.6)%
Gross profit per unit sold:
New vehicle retail sales	$4,058	$5,470	$(1,412)	(25.8)%
Used vehicle retail sales	$1,491	$1,365	$126	9.2%
Used vehicle wholesale sales	$(82)	$(179)	$96	54.0%
Total used	$1,197	$1,123	$74	6.6%
F&I PRU	$2,342	$2,384	$(42)	(1.8)%
Other:
SG&A expenses	$389.4	$371.4	$18.0	4.8%
Adjusted SG&A expenses (1)	$385.1	$370.6	$14.5	3.9%
SG&A as % gross profit	64.8%	61.1%	3.7%
Adjusted SG&A as % gross profit (1)	64.1%	61.0%	3.1%
(1) See the section in this release titled “Reconciliation of Certain Non-GAAP Financial Measures” for the GAAP to non-GAAP reconciliation of these figures.

Group 1 Automotive, Inc.
Same Store Operating Data — U.S.
(Unaudited)
(In millions, except unit data)

	Years Ended December 31,
	2023	2022	Increase/(Decrease)	% Change
Revenues:
New vehicle retail sales	$6,869.4	$6,065.6	$803.8	13.3%
Used vehicle retail sales	4,167.2	4,416.8	(249.5)	(5.6)%
Used vehicle wholesale sales	287.0	230.1	56.8	24.7%
Total used	4,454.2	4,646.9	(192.7)	(4.1)%
Parts and service sales	1,858.5	1,715.4	143.1	8.3%
F&I, net	633.8	640.5	(6.7)	(1.0)%
Total revenues	$13,815.9	$13,068.4	$747.5	5.7%
Gross profit:
New vehicle retail sales	$595.5	$694.2	$(98.7)	(14.2)%
Used vehicle retail sales	227.0	244.5	(17.5)	(7.1)%
Used vehicle wholesale sales	2.7	2.8	(0.2)	(5.6)%
Total used	229.7	247.3	(17.6)	(7.1)%
Parts and service sales	1,000.4	932.9	67.5	7.2%
F&I, net	633.8	640.5	(6.7)	(1.0)%
Total gross profit	$2,459.4	$2,514.9	$(55.5)	(2.2)%
Gross margin:
New vehicle retail sales	8.7%	11.4%	(2.8)%
Used vehicle retail sales	5.4%	5.5%	(0.1)%
Used vehicle wholesale sales	0.9%	1.2%	(0.3)%
Total used	5.2%	5.3%	(0.2)%
Parts and service sales	53.8%	54.4%	(0.6)%
Total gross margin	17.8%	19.2%	(1.4)%
Units sold:
Retail new vehicles sold	133,330	120,958	12,372	10.2%
Retail used vehicles sold	137,605	141,355	(3,750)	(2.7)%
Wholesale used vehicles sold	29,312	24,023	5,289	22.0%
Total used	166,917	165,378	1,539	0.9%
Average sales price per unit sold:
New vehicle retail	$51,522	$50,146	$1,375	2.7%
Used vehicle retail	$30,284	$31,246	$(962)	(3.1)%
Gross profit per unit sold:
New vehicle retail sales	$4,466	$5,739	$(1,273)	(22.2)%
Used vehicle retail sales	$1,650	$1,729	$(80)	(4.6)%
Used vehicle wholesale sales	$91	$118	$(27)	(22.6)%
Total used	$1,376	$1,495	$(119)	(8.0)%
F&I PRU	$2,339	$2,442	$(102)	(4.2)%
Other:
SG&A expenses	$1,548.8	$1,507.6	$41.2	2.7%
Adjusted SG&A expenses (1)	$1,538.3	$1,505.9	$32.5	2.2%
SG&A as % gross profit	63.0%	59.9%	3.0%
Adjusted SG&A as % gross profit (1)	62.6%	59.9%	2.7%
(1) See the section in this release titled “Reconciliation of Certain Non-GAAP Financial Measures” for the GAAP to non-GAAP reconciliation of these figures.

Group 1 Automotive, Inc.
Same Store Operating Data — U.K.
(Unaudited)
(In millions, except unit data)

	Three Months Ended December 31,
	2023	2022	Increase/ (Decrease)	% Change	Currency Impact on Current Period Results	Constant Currency % Change
Revenues:
New vehicle retail sales	$321.9	$316.0	$5.8	1.8%	$17.7	(3.8)%
Used vehicle retail sales	269.3	235.5	33.8	14.3%	15.2	7.9%
Used vehicle wholesale sales	30.1	24.6	5.5	22.5%	1.6	15.9%
Total used	299.4	260.1	39.3	15.1%	16.8	8.7%
Parts and service sales	68.6	62.3	6.3	10.0%	3.8	4.0%
F&I, net	15.2	13.8	1.3	9.6%	0.9	3.4%
Total revenues	$705.0	$652.3	$52.7	8.1%	$39.1	2.1%
Gross profit:
New vehicle retail sales	$28.1	$32.4	$(4.3)	(13.4)%	$1.4	(17.6)%
Used vehicle retail sales	10.8	13.0	(2.2)	(17.1)%	0.6	(21.8)%
Used vehicle wholesale sales	(3.8)	(0.8)	(3.0)	NM	(0.1)	NM
Total used	7.0	12.2	(5.2)	(42.9)%	0.5	(47.0)%
Parts and service sales	39.1	34.1	5.0	14.6%	2.2	8.2%
F&I, net	15.2	13.8	1.3	9.6%	0.9	3.4%
Total gross profit	$89.3	$92.5	$(3.2)	(3.5)%	$4.8	(8.7)%
Gross margin:
New vehicle retail sales	8.7%	10.2%	(1.5)%
Used vehicle retail sales	4.0%	5.5%	(1.5)%
Used vehicle wholesale sales	(12.7)%	(3.4)%	(9.3)%
Total used	2.3%	4.7%	(2.4)%
Parts and service sales	57.1%	54.8%	2.3%
Total gross margin	12.7%	14.2%	(1.5)%
Units sold:
Retail new vehicles sold (1)	7,675	7,858	(183)	(2.3)%
Retail used vehicles sold	9,461	8,563	898	10.5%
Wholesale used vehicles sold	2,996	2,440	556	22.8%
Total used	12,457	11,003	1,454	13.2%
Average sales price per unit sold:
New vehicle retail (1)	$43,599	$40,220	$3,379	8.4%	$2,395	2.4%
Used vehicle retail	$28,461	$27,501	$960	3.5%	$1,603	(2.3)%
Gross profit per unit sold:
New vehicle retail sales	$3,656	$4,122	$(466)	(11.3)%	$179	(15.6)%
Used vehicle retail sales	$1,141	$1,521	$(380)	(25.0)%	$64	(29.2)%
Used vehicle wholesale sales	$(1,281)	$(343)	$(937)	NM	$(37)	NM
Total used	$558	$1,108	$(549)	(49.6)%	$39	(53.2)%
F&I PRU	$884	$842	$43	5.1%	$50	(0.9)%
Other:
SG&A expenses	$75.6	$68.7	$6.9	10.0%	$4.0	4.2%
SG&A as % gross profit	84.7%	74.3%	10.4%
(1) Retail new vehicle units sold for 2023 include new vehicle agency units. The agency units and related revenues are excluded from the calculation of the average sales price per unit sold for new vehicles due to their net presentation within revenues. The agency units and related net revenues are included in the calculation of gross profit per unit sold.
NM — Not Meaningful

Group 1 Automotive, Inc.
Same Store Operating Data — U.K.
(Unaudited)
(In millions, except unit data)

	Years Ended December 31,
	2023	2022	Increase/ (Decrease)	% Change	Currency Impact on Current Period Results	Constant Currency % Change
Revenues:
New vehicle retail sales	$1,321.9	$1,211.9	$109.9	9.1%	$13.7	7.9%
Used vehicle retail sales	1,211.2	1,136.9	74.3	6.5%	3.7	6.2%
Used vehicle wholesale sales	125.0	125.3	(0.4)	(0.3)%	0.1	(0.3)%
Total used	1,336.1	1,262.2	73.9	5.9%	3.8	5.6%
Parts and service sales	270.4	237.2	33.2	14.0%	2.4	13.0%
F&I, net	66.5	64.9	1.6	2.5%	0.4	1.9%
Total revenues	$2,995.0	$2,776.3	$218.7	7.9%	$20.1	7.2%
Gross profit:
New vehicle retail sales	$118.9	$111.9	$7.0	6.2%	$1.5	4.9%
Used vehicle retail sales	58.4	63.1	(4.7)	(7.5)%	0.1	(7.6)%
Used vehicle wholesale sales	(6.4)	(2.6)	(3.8)	(147.2)%	—	(145.7)%
Total used	52.0	60.5	(8.5)	(14.1)%	—	(14.1)%
Parts and service sales	159.4	139.5	19.9	14.3%	1.2	13.4%
F&I, net	66.5	64.9	1.6	2.5%	0.4	1.9%
Total gross profit	$396.8	$376.8	$20.0	5.3%	$3.0	4.5%
Gross margin:
New vehicle retail sales	9.0%	9.2%	(0.2)%
Used vehicle retail sales	4.8%	5.6%	(0.7)%
Used vehicle wholesale sales	(5.1)%	(2.1)%	(3.0)%
Total used	3.9%	4.8%	(0.9)%
Parts and service sales	59.0%	58.8%	0.1%
Total gross margin	13.2%	13.6%	(0.3)%
Units sold:
Retail new vehicles sold (1)	32,329	29,694	2,635	8.9%
Retail used vehicles sold	41,177	38,809	2,368	6.1%
Wholesale used vehicles sold	12,146	11,911	235	2.0%
Total used	53,323	50,720	2,603	5.1%
Average sales price per unit sold:
New vehicle retail (1)	$42,458	$40,814	$1,644	4.0%	$440	3.0%
Used vehicle retail	$29,413	$29,294	$119	0.4%	$90	0.1%
Gross profit per unit sold:
New vehicle retail sales	$3,676	$3,767	$(91)	(2.4)%	$47	(3.6)%
Used vehicle retail sales	$1,418	$1,626	$(209)	(12.8)%	$1	(12.9)%
Used vehicle wholesale sales	$(525)	$(216)	$(308)	(142.4)%	$(3)	(140.9)%
Total used	$975	$1,194	$(218)	(18.3)%	$—	(18.3)%
F&I PRU	$905	$948	$(42)	(4.5)%	$5	(5.0)%
Other:
SG&A expenses	$296.6	$263.6	$33.0	12.5%	$2.5	11.6%
SG&A as % gross profit	74.7%	69.9%	4.8%
(1) Retail new vehicle units sold for 2023 include new vehicle agency units. The agency units and related revenues are excluded from the calculation of the average sales price per unit sold for new vehicles due to their net presentation within revenues. The agency units and related net revenues are included in the calculation of gross profit per unit sold.

Group 1 Automotive, Inc.
Reconciliation of Certain Non-GAAP Financial Measures — Consolidated
(Unaudited)
(In millions, except per share data)

	Three Months Ended December 31, 2023
	U.S. GAAP	Catastrophic events	Dealership and real estate transactions	Acquisition costs	Legal items and other professional fees	Asset impairments and accelerated depreciation	Non-GAAP adjusted
SG&A expenses	$487.4	$(2.0)	$2.6	$(0.6)	$(1.7)	$—	$485.7
Depreciation and amortization expense	23.4	—	—	—	—	(0.3)	23.1
Asset impairments	25.1	—	—	—	—	(25.1)	—
Income (loss) from operations	194.7	2.0	(2.6)	0.6	1.7	25.4	221.9

Income (loss) before income taxes	$145.4	$2.0	$(2.6)	$0.6	$1.7	$25.4	$172.6
Less: Provision (benefit) for income taxes	36.6	0.5	(2.6)	0.2	0.4	6.3	41.4
Net income from continuing operations	108.8	1.5	—	0.5	1.3	19.1	131.2
Less: Earnings allocated to participating securities	2.6	—	—	—	—	0.5	3.1
Net income from continuing operations available to diluted common shares	$106.2	$1.4	$—	$0.5	$1.3	$18.7	$128.1

Diluted earnings per common share from continuing operations	$7.87	$0.11	$—	$0.03	$0.09	$1.39	$9.50

Effective tax rate	25.2%						24.0%

SG&A as % gross profit (1)	66.7%						66.5%
Operating margin (2)	4.3%						5.0%
Pretax margin (3)	3.2%						3.9%

Same Store SG&A expenses	$465.0	$(2.0)	$—	$(0.6)	$(1.7)	$—	$460.7
Same Store SG&A as % gross profit (1)	67.4%						66.8%

Same Store income from operations	$177.4	$2.0	$—	$0.6	$1.7	$25.4	$207.1
Same Store operating margin (2)	4.2%						4.9%

	U.S. GAAP	Non-GAAP adjustments	Non-GAAP adjusted
Net loss from discontinued operations	$—	$—	$—
Less: Loss allocated to participating securities	—	—	—
Net loss from discontinued operations available to diluted common shares	$—	$—	$—

Net income	$108.8	$22.4	$131.2
Less: Earnings allocated to participating securities	2.6	0.5	3.1
Net income available to diluted common shares	$106.2	$21.9	$128.1

Diluted loss per common share from discontinued operations	$—	$—	$—
Diluted earnings per common share from continuing operations	7.87	1.62	9.50
Diluted earnings per common share	$7.87	$1.62	$9.49
(1) Adjusted SG&A as % of gross profit excludes the impact of SG&A reconciling items above.
(2) Adjusted operating margin excludes the impact of SG&A reconciling items, accelerated depreciation expense and asset impairment charges.
(3) Adjusted pretax margin excludes the impact of SG&A reconciling items, accelerated depreciation expense and asset impairment charges.

Group 1 Automotive, Inc.
Reconciliation of Certain Non-GAAP Financial Measures — Consolidated
(Unaudited)
(In millions, except per share data)

	Three Months Ended December 31, 2022
	U.S. GAAP	Acquisition Costs	Asset impairments	Non-GAAP adjusted
SG&A expenses	$453.8	$(0.9)	$—	$452.9
Asset impairments	$1.3	$—	$(1.3)	$—
Income from operations	$241.9	$0.9	$1.3	$244.1

Income before income taxes	$205.7	$0.9	$1.3	$207.9
Less: Provision for income taxes	48.9	0.2	0.3	49.4
Net income from continuing operations	156.7	0.7	1.0	158.4
Less: Earnings allocated to participating securities	4.6	—	—	4.6
Net income from continuing operations available to diluted common shares	$152.2	$0.6	$1.0	$153.8

Diluted earnings per common share from continuing operations	$10.75	$0.05	$0.07	$10.86

Effective tax rate	23.8%			23.8%

SG&A as % gross profit (1)	63.1%			62.9%
Operating margin (2)	5.9%			6.0%
Pretax margin (3)	5.1%			5.1%

Same Store SG&A expenses	$440.2	$(0.9)	$—	$439.3
Same Store SG&A as % gross profit (1)	62.9%			62.7%

Same Store income from operations	$238.2	$0.9	$0.6	$239.6
Same Store operating margin (2)	6.0%			6.0%

	U.S. GAAP	Non-GAAP adjustments	Non-GAAP adjusted
Net income from discontinued operations	$0.2	$—	$0.2
Less: Earnings allocated to participating securities	—	—	—
Net income from discontinued operations available to diluted common shares	$0.2	$—	$0.2

Net income	$157.0	$1.7	$158.6
Less: Earnings allocated to participating securities	4.6	—	4.6
Net income available to diluted common shares	$152.4	$1.6	$154.0

Diluted earnings per common share from discontinued operations	$0.01	$—	$0.01
Diluted earnings per common share from continuing operations	10.75	0.11	10.86
Diluted earnings per common share	$10.76	$0.11	$10.88
(1) Adjusted SG&A as % of gross profit excludes the impact of SG&A reconciling items above.
(2) Adjusted operating margin excludes the impact of SG&A reconciling items above.
(3) Adjusted pretax margin excludes the impact of SG&A reconciling items above.

Group 1 Automotive, Inc.
Reconciliation of Certain Non-GAAP Financial Measures — Consolidated
(Unaudited)
(In millions, except per share data)

	Year Ended December 31, 2023
	U.S. GAAP	Non-cash gain on interest rate swaps	Catastrophic events	Dealership and real estate transactions	Acquisition costs	Legal items and other professional fees	Asset impairments and accelerated depreciation	Non-GAAP adjusted
SG&A expenses	$1,926.8	$—	$(3.4)	$22.0	$(0.9)	$(6.1)	$—	$1,938.4
Depreciation and amortization expense	92.0	—	—	—	—	—	(1.2)	90.8
Asset impairments	32.9	—	—	—	—	—	(32.9)	—
Income (loss) from operations	968.6	—	3.4	(22.0)	0.9	6.1	34.0	991.1
Other interest expense, net	99.8	4.0	—	—	—	—	—	103.8

Income (loss) before income taxes	$800.2	$(4.0)	$3.4	$(21.9)	$0.9	$6.1	$34.0	$818.7
Less: Provision (benefit) for income taxes	198.2	(0.9)	0.8	(12.8)	0.2	1.5	8.4	195.4
Net income (loss) from continuing operations	602.0	(3.1)	2.6	(9.1)	0.7	4.6	25.6	623.3
Less: Earnings (loss) allocated to participating securities	14.8	(0.1)	0.1	(0.2)	—	0.1	0.6	15.3
Net income (loss) from continuing operations available to diluted common shares	$587.2	$(3.0)	$2.5	$(8.9)	$0.7	$4.5	$25.0	$608.0

Diluted earnings (loss) per common share from continuing operations	$42.75	$(0.22)	$0.18	$(0.65)	$0.05	$0.33	$1.82	$44.27

Effective tax rate	24.8%							23.9%

SG&A as % gross profit (1)	63.8%							64.2%
Operating margin (2)	5.4%							5.5%
Pretax margin (3)	4.5%							4.6%

Same Store SG&A expenses	$1,845.4	$—	$(3.4)	$—	$(0.9)	$(6.1)	$—	$1,834.9
Same Store SG&A as % gross profit (1)	64.6%							64.2%

Same Store income from operations	$890.4	$—	$3.4	$—	$0.9	$6.1	$33.8	$934.6
Same Store operating margin (2)	5.3%							5.6%

	U.S. GAAP	Non-GAAP adjustments	Non-GAAP adjusted
Net loss from discontinued operations	$(0.4)	$—	$(0.4)
Less: Loss allocated to participating securities	—	—	—
Net loss from discontinued operations available to diluted common shares	$(0.4)	$—	$(0.4)

Net income	$601.6	$21.3	$622.9
Less: Earnings allocated to participating securities	14.8	0.5	15.3
Net income available to diluted common shares	$586.9	$20.8	$607.6

Diluted loss per common share from discontinued operations	$(0.03)	$—	$(0.03)
Diluted earnings per common share from continuing operations	42.75	1.51	44.27
Diluted earnings per common share	$42.73	$1.51	$44.24
(1) Adjusted SG&A as % of gross profit excludes the impact of SG&A reconciling items above.
(2) Adjusted operating margin excludes the impact of SG&A reconciling items, accelerated depreciation expense and asset impairment charges.
(3) Adjusted pretax margin excludes the impact of SG&A reconciling items, accelerated depreciation expense, asset impairment charges and a non-cash gain on interest rate swaps.

Group 1 Automotive, Inc.
Reconciliation of Certain Non-GAAP Financial Measures — Consolidated
(Unaudited)
(In millions, except per share data)

	Year Ended December 31, 2022
	U.S. GAAP	Dealership and real estate transactions	Acquisition costs	Legal matters	Asset impairments	Non-GAAP adjusted
SG&A expenses	$1,783.3	$38.8	$(2.2)	$(0.8)	$—	$1,819.2
Asset impairments	2.1	—	—	—	(2.1)	—
Income (loss) from operations	1,091.4	(38.8)	2.2	0.8	2.1	1,057.6

Income (loss) before income taxes	$985.3	$(38.8)	$2.2	$0.8	$2.1	$951.6
Less: Provision (benefit) for income taxes	231.1	(9.1)	0.2	0.2	0.5	222.9
Net income (loss) from continuing operations	754.2	(29.7)	1.9	0.6	1.6	728.7
Less: Earnings (loss) allocated to participating securities	21.3	(0.8)	0.1	—	—	20.6
Net income (loss) from continuing operations available to diluted common shares	$733.0	$(28.9)	$1.9	$0.6	$1.6	$708.2

Diluted earnings (loss) per common share from continuing operations	$47.31	$(1.86)	$0.12	$0.04	$0.10	$45.71

Effective tax rate	23.5%					23.4%

SG&A as % gross profit (1)	60.1%					61.4%
Operating margin (2)	6.7%					6.5%
Pretax margin (3)	6.1%					5.9%

Same Store SG&A expenses	$1,771.1	$—	$(2.2)	$(0.8)	$—	$1,768.2
Same Store SG&A as % gross profit (1)	61.2%					61.1%

Same Store income from operations	$1,034.6	$—	$2.2	$0.8	$1.4	$1,038.9
Same Store operating margin (2)	6.5%					6.6%

	U.S. GAAP	Non-GAAP adjustments	Non-GAAP adjusted
Net (loss) income from discontinued operations	$(2.7)	$5.0	$2.3
Less: (Loss) earnings allocated to participating securities	(0.1)	0.1	0.1
Net (loss) income from discontinued operations available to diluted common shares	$(2.6)	$4.9	$2.2

Net income (loss)	$751.5	$(20.5)	$731.0
Less: Earnings (loss) allocated to participating securities	21.2	(0.6)	20.6
Net income (loss) available to diluted common shares	$730.3	$(20.0)	$710.4

Diluted (loss) earnings per common share from discontinued operations	$(0.17)	$0.31	$0.14
Diluted earnings (loss) per common share from continuing operations	47.31	(1.60)	45.71
Diluted earnings (loss) per common share	$47.14	$(1.29)	$45.85
(1) Adjusted SG&A as % of gross profit excludes the impact of SG&A reconciling items above.
(2) Adjusted operating margin excludes the impact of SG&A reconciling items and asset impairment charges.
(3) Adjusted pretax margin excludes the impact of SG&A reconciling items and asset impairment charges.

Group 1 Automotive, Inc.
Reconciliation of Certain Non-GAAP Financial Measures — U.S.
(Unaudited)
(In millions)

	Three Months Ended December 31, 2023
	U.S. GAAP	Catastrophic events	Dealership and real estate transactions	Acquisition costs	Legal items and other professional fees	Non-GAAP adjusted
SG&A expenses	$413.1	$(2.0)	$(0.1)	$(0.6)	$(1.7)	$408.7
SG&A as % gross profit (1)	64.5%					63.8%

Same Store SG&A expenses	$389.4	$(2.0)	$—	$(0.6)	$(1.7)	$385.1
Same Store SG&A as % gross profit (1)	64.8%					64.1%

	Three Months Ended December 31, 2022
	U.S. GAAP	Acquisition costs	Non-GAAP adjusted
SG&A expenses	$383.8	$(0.9)	$383.0
SG&A as % gross profit (1)	61.3%		61.2%

Same Store SG&A expenses	$371.4	$(0.9)	$370.6
Same Store SG&A as % gross profit (1)	61.1%		61.0%

	Year Ended December 31, 2023
	U.S. GAAP	Catastrophic events	Dealership and real estate transactions	Acquisition costs	Legal items and other professional fees	Non-GAAP adjusted
SG&A expenses	$1,622.9	$(3.4)	$18.3	$(0.9)	$(6.1)	$1,630.8
SG&A as % gross profit (1)	62.2%					62.5%

Same Store SG&A expenses	$1,548.8	$(3.4)	$—	$(0.9)	$(6.1)	$1,538.3
Same Store SG&A as % gross profit (1)	63.0%					62.6%

	Year Ended December 31, 2022
	U.S. GAAP	Dealership and real estate transactions	Acquisition costs	Legal matters	Non-GAAP adjusted
SG&A expenses	$1,516.9	$36.1	$(0.9)	$(0.8)	$1,551.3
SG&A as % gross profit (1)	58.7%				60.1%

Same Store SG&A expenses	$1,507.6	$—	$(0.9)	$(0.8)	$1,505.9
Same Store SG&A as % gross profit (1)	59.9%				59.9%
(1) Adjusted SG&A as % of gross profit excludes the impact of SG&A reconciling items above.

Group 1 Automotive, Inc.
Reconciliation of Certain Non-GAAP Financial Measures — U.K.
(Unaudited)
(In millions)

	Three Months Ended December 31, 2023
	U.S. GAAP	Dealership and real estate transactions	Non-GAAP Adjusted
SG&A expenses	$74.3	$2.7	$77.0
SG&A as % gross profit (1)	82.2%		85.1%

	Year Ended December 31, 2023
	U.S. GAAP	Dealership and real estate transactions	Non-GAAP Adjusted
SG&A expenses	$303.9	$3.6	$307.5
SG&A as % gross profit (1)	74.1%		75.0%

	Year Ended December 31, 2022
	U.S. GAAP	Dealership and real estate transactions	Acquisition costs	Non-GAAP Adjusted
SG&A expenses	$266.5	$2.7	$(1.3)	$267.9
SG&A as % gross profit (1)	69.6%			70.0%

Same Store SG&A expenses	$263.6	$—	$(1.3)	$262.3
Same Store SG&A as % gross profit (1)	69.9%			69.6%
(1) Adjusted SG&A as % of gross profit excludes the impact of SG&A reconciling items above.